Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
National Rural Utilities Cooperative Finance Corporation:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

(signed) KPMG LLP

McLean, Virginia
November 1, 2017